EXHIBIT 10.1
SUPPLEMENTAL AGREEMENT
     This Supplemental Agreement (this “Agreement”) dated as of May 13, 2008, by and among Copa Holdings, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama (the “Company”), Corporacion de Inversiones Aereas, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama (“CIASA”), and Continental Airlines, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (“Continental” and together with CIASA, the “Current Shareholders”). Each of the Company, CIASA and Continental may be referred to as a “Party,” and collectively, the “Parties.”
RECITALS
     WHEREAS, the Company owns, directly or indirectly, substantially all of the issued and outstanding capital stock of Compania Panamena de Aviacion, S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Panama (“COPA”), Oval Financial Leasing, Ltd., a corporation duly organized and validly existing under the laws of the British Virgin Islands (“Oval”) and AeroRepublica S.A., a corporation (sociedad anonima) duly organized and validly existing under the laws of Colombia (“AeroRepublica”);
     WHEREAS, as of the date hereof, Continental owns 4,375,000 Class A Shares of the Company (the “Continental Shares”), which do not have voting rights except in certain circumstances described in the Company’s Pacto Social, as amended, and CIASA owns 12,778,125 Class B shares, entitled to one vote per share (the “CIASA Shares” and together with the Continental Shares, the “Shares”);
     WHEREAS, the Parties entered into a Second Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) and an Amended and Restated Registration Rights Agreement with respect to the Class A Shares held by Continental and the Class B Shares held by CIASA (the “Registration Rights Agreement”), each dated as of June 28, 2006;
     WHEREAS, COPA and Continental have entered into an Amended and Restated Services Agreement (the “Services Agreement”) and an Amended and Restated Alliance Agreement (the “Alliance Agreement”), each dated as of November 23, 2005, pursuant to which COPA and Continental agreed to cooperate with each other in connection with certain aspects of COPA’s and Continental’s air transportation businesses;
     WHEREAS, the Current Shareholders believe it to be in the best interests of themselves and the Company that the agreements contained herein be adopted in order to supplement and amend the Shareholders Agreement and the Registration Rights Agreement to facilitate a potential sale of up to all of the Continental Shares in a single underwritten offering registered with the U.S. Securities and Exchange Commission and the Comision Nacional de Valores of the Republic of Panama (the “Continental Offering”) with sales pursuant to Rule 144 of the Securities Act of 1933, as amended, of Continental Shares that are not sold in the Continental Offering;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, and intending to be legally bound hereby, the Parties agree as follows:
SECTION 1. GOVERNANCE AND REGISTRATION RIGHTS.
     1.1. Definitions. Each capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Registration Rights Agreement.
     1.2. Waiver of Continental Lock-Up. CIASA hereby waives the restrictions set forth in Section 2.5 of the Shareholders Agreement with respect to (i) a Continental Offering and (ii) any sales pursuant to Rule 144 of the Securities Act of 1933, as amended, of Continental Shares that are not sold in the Continental Offering, in each case occurring during the remainder of the two-year period set forth therein (the “Waiver Period”).
     1.3. Termination of the Shareholders Agreement. The Shareholders Agreement shall terminate in accordance with its terms upon a sale by Continental of all of the Continental Shares.
     1.4. Board of Directors. (a) Notwithstanding any termination of the Shareholders Agreement, Continental shall be entitled to nominate a member of its senior management team to the Board of Directors of the Company (the “Continental Director”) in accordance with this Section 1.4 until such time as the Alliance Agreement has expired or has been terminated. Each of the Current Shareholders agrees to vote, or act by written consent with respect to, any Shares beneficially owned by it that are entitled to vote, at each annual or special meeting of stockholders of the Company at which directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the Continental Director to be elected to the Board of Directors as provided in this Section 1.4, for so long as Continental is entitled to appoint a member of the Board of Directors. Each of the Current Shareholders agrees to use its best efforts to cause the election of each such designee to the Board of Directors, including nominating such individual to be elected as members of the Board of Directors, for so long as Continental is entitled to appoint a member of the Board of Directors. Further, the Company agrees that, for so long as Continental is entitled to appoint a member of the Board of Directors, if at any time there is a vacancy on the Board of Directors and as a result thereof the Board of Directors does not contain a Continental Director, then the Company shall nominate or appoint, as the case may be, the person designated by Continental, to fill such vacancy and, in the event of a shareholders vote, shall recommend to shareholders such individual’s election to the Board for so long as Continental is entitled to appoint a member of the Board of Directors. In addition, at any time when there is no Continental Director on the Board of Directors and Continental is entitled to appoint a member of the Board of Directors, at Continental’s request, the Company shall invite a member of Continental’s senior management designated by Continental at such time to attend all board meetings (including telephonic meetings) as a non-voting observer and review all actions taken by the Board of Directors without a meeting, and shall provide such individual, at the same time as provided to directors, all materials provided to directors in connection with such meetings or actions taken without a meeting.

          (b) Unless the Continental Director otherwise agrees or waives such requirement or unless a fixed date is established for regular meetings, notice in writing of any meeting of the Board of Directors must be received by the Continental Director no less than fourteen (14) days prior to the date on which such meeting is scheduled (or to the extent the Company determines that it is necessary to provide a shorter period notice, such shorter period as shall be practicable in light of the circumstances) to occur for so long as Continental is entitled to appoint a member of the Board of Directors.
          (c) Continental may dismiss the Continental Director with or without cause, and, upon the occurrence of any such dismissal, the Current Shareholders shall vote accordingly in favor of, and shall use all reasonable efforts to implement promptly, such dismissal. In addition, the Continental Director may resign at any time by giving written notice to Continental and to the Secretary of the Board of Directors and filing such notice with the Public Registry in Panama. The Secretary of the Board of Directors shall provide notice of any such resignation to the other Current Shareholders and the other directors within two days of receiving such resignation. Such resignation shall take effect on the date shown on or specified in such notice or, if such notice is not dated, at the date of the receipt of such notice by the Secretary of the Board of Directors. No acceptance of such resignation shall be necessary to make it effective.
          (d) If the position of the Continental Director becomes vacant for any reason (including dismissal by the Current Shareholder nominating such director), for so long as Continental is entitled to appoint a member of the Board of Directors, the Current Shareholders shall exercise commercially reasonable efforts to cause the remaining directors designated by them to vote (and if necessary the Current Shareholders shall cause their Shares to be voted) to elect as Director a person nominated by Continental entitled to fill such vacant position and to replace the departed director on any committees on which he served.
     1.5. Registrable Securities. Notwithstanding the provisions of the Registration Rights Agreement, during the Waiver Period, the Continental Shares shall constitute Registrable Securities and Continental shall be entitled to its demand right pursuant to Section 2.1(b) of the Registration Rights Agreement with respect thereto. Upon the consummation of the Continental Offering, Continental shall not have any rights and the Company and CIASA shall not have any obligations, in each case with respect to the Continental Shares under the Registration Rights Agreement except with respect to the indemnification and contribution rights and obligations set forth therein and other rights provided therein that survive the consummation of a sale of all of the Continental Shares by Continental. The demand right is hereby exercised by Continental in connection with the Continental Offering.
     1.6. Registration Expenses. Continental shall pay the Company’s reasonable out of pocket expenses incident to the Company’s performance of, or compliance with, this Agreement and the Registration Rights Agreement in connection with the Continental Offering (but not with respect to the indemnification or contribution obligations related thereto). For the avoidance of doubt, the expenses incident to the Company’s obligations include, without limitation, (i) all of the expenses listed in the third sentence of Section 2.9 of the Registration Rights Agreement the payment of which is requested by the Company in writing, (ii) the underwriting discount on the Continental Shares sold in the Continental Offering and (iii) the reasonable costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, reasonable expenses associated with the preparation or dissemination of any electronic road show, reasonable expenses associated with the production of road show slides and graphics, fees and reasonable expenses of any consultants engaged in connection with the road show presentations with the prior approval of Continental, reasonable lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s reasonable travel expenses. The Company shall have no responsibility for any fees or disbursements of the Underwriters.
SECTION 2. MISCELLANEOUS.
     2.1. Termination. This Agreement shall terminate without further action: (i) on the dissolution and liquidation of the Company; (ii) by mutual written consent of CIASA and Continental; and (iii) at the option of the Company following any Change of Control (as defined below) involving Continental. For purposes of the foregoing sentence “Change of Control” shall have the meaning set forth in the Alliance Agreement, except that, notwithstanding the definition set forth in the Alliance Agreement, “Competing Carrier” shall mean any air carrier and any Person that is a Holding Company or Subsidiary of any air carrier (with each of Person, Holding Company and Subsidiary defined as set forth in the Alliance Agreement).
     2.2. Successors and Assigns. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and assigns of the Parties; provided that the benefit of this Agreement may not be assigned or transferred in whole or in part by any Party without the prior written consent of the other Parties except by Continental to a person owning a majority of the voting power of Continental’s capital stock; provided that Continental agrees in writing to remain bound by the terms of this Agreement and such person agrees in writing to be bound by the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective permitted successors and assigns any rights, remedies or obligations under or by reason of this Agreement.
     2.3. Entire Agreement. This Agreement, taken together with the Pacto Social of the Company, the Services Agreement, the Alliance Agreement, the Shareholders Agreement and the Registration Rights Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to such subject matter.
     2.4. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the Parties hereto that they would have executed, or agreed to abide or be governed by, the remaining portion of the Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

     2.5. Language. The English language version of this Agreement shall be the official version thereof.
     2.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of Panama.
     2.7. Arbitration. (a) Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the International Chamber of Commerce Court of International Arbitration (the “ICC”) in accordance with the International Arbitration Rules of the ICC. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
     (b) The number of arbitrators shall be three, one of whom shall be appointed by each of the Parties and the third of whom shall be selected by mutual agreement, if possible, within 30 days of the selection of the second arbitrator and thereafter by the ICC (in which case the third arbitrator shall not be a citizen of Panama or the United States) and the place of arbitration shall be Panama City, Panama. The language of the arbitration shall be English, but documents or testimony may be submitted in any other language if a translation is provided.
     (c) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing Party’s actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms of the Agreement.
     (d) Either Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Either Party may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.
     2.8. Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and shall be deemed to have been duly given on the date of delivery (i) if delivered personally, (ii) if delivered by Federal Express or other next-day courier service, (iii) if delivered by registered or certified mail, return receipt requested, postage prepaid, or (iv) if sent by telecopier (with written confirmation of receipt) or electronic mail; provided that a copy is mailed by next-day courier, registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or to such other person or at such other address and telecopier numbers as may be designated in writing by the Party to receive such notice.

(i)	If to the Company or CIASA:

Corporacion de Inversiones Aereas, S.A. c/o Campania Panamena de Aviacion, S.A. Complejo Business Park, Torre Norte Urbanización Costa del Este Parque Lefevre

Panama City, Panama Attention: Pedro Heilbron Facsimile No.: +507 304-2696

with copies to:

Galindo, Arias y Lopez Edif. Scotia Plaza, Pisos 9-11 Ave. Federico Boyd No.18 y Calle 51 Panama City, Panama Attention: Jaime A. Arias C. Facsimile No.: + 507 303-0434

and

Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 United States of America Attn: Duane McLaughlin, Francesca L. Odell Facsimile No.: (212) 225-2222

(ii)	If to Continental:

Continental Airlines, Inc. 1600 Smith Street Houston, Texas 77002 United States of America Attn: Senior Vice President — Asia/Pacific and Corporate Development Facsimile No.: (713) 324-3099

with copies to:

Continental Airlines, Inc. 1600 Smith Street Houston, Texas 77002 United States of America Attn: Senior Vice President and General Counsel Facsimile No.: (713) 324-5161
     2.9. Headings. The section and paragraph headings herein and table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     2.10. Modification, Amendment or Clarification. At any time, the Parties may modify, amend or clarify the intent of this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties.
     2.11. Counterparts. For the convenience of the Parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Each Party hereto shall adhere any necessary stamp taxes to its respective counterpart.

     IN WITNESS WHEREOF, the Parties have duly executed the Agreement as of the date first written above.

COPA HOLDINGS, S.A.
By:	/s/ Pedro Heilbron
	Name:	Pedro Heilbron
	Title:	Chief Executive Officer

CORPORACION DE INVERSIONES AEREAS, S.A.
By:	/s/ Stanley Motta
	Name:	Stanley Motta
	Title:	Director

CONTINENTAL AIRLINES, INC.
By:	/s/ Gerald Laderman
	Name:	Gerald Laderman
	Title:	Senior Vice President

     On the ___day of ___, 2008, before me the undersigned, personally appeared ___, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature the individual executed the instrument.

Notary Public

My Commission Expires: _____________________
Supplemental Agreement
Signature Page